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                                                                     EXHIBIT (i)

VEDDERPRICE                              VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                         222 NORTH LASALLE STREET
                                         CHICAGO, ILLINOIS 60601
                                         312-609-7500
                                         FACSIMILE: 312-609-5005

                                         OFFICES IN CHICAGO, NEW YORK AND
                                         ROSELAND, NEW JERSEY


                                         May 31, 2005



Scudder Value Series, Inc.
222 South Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:

         We have acted as counsel to Scudder Value Series, Inc., a Maryland corporation (the "Registrant"), in connection with the filing on behalf of the Scudder-Dreman Concentrated Value Fund (the "Fund"), a series of the Registrant, with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A (the "Post-Effective Amendment"), registering an indefinite number of Class A, B, C and Institutional Fund shares of Common Stock, $.01 par value ("Shares"), under the Securities Act of 1933, as amended (the "1933 Act").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. In connection with rendering that opinion, we have examined the Post-Effective Amendment, the Charter of the Registrant (the "Charter"), the Bylaws of the Registrant, as amended, the actions of the Registrant's Board of Directors that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials and officers and Directors of the Registrant.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws (other than the conflict of law rules) of the State of Maryland that in our experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the laws of that state. We express no opinion with respect to any other laws.

         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Post-Effective Amendment have been duly



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VEDDERPRICE

Scudder Value Series, Inc.
May 31, 2005
Page 2


authorized for issuance by the Registrant; and (b) (assuming that, upon any issuance of the Shares, the total number of shares of common stock issued and outstanding by each class will not exceed the total number of shares of common stock of each such class that the Registrant is then authorized to issue under the Charter), when issued and paid for upon the terms provided in the Post-Effective Amendment, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Post-Effective Amendment, will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Post-Effective Amendment. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                Very truly yours,

                                /S/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

                                VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.







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